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                                                                    EXHIBIT 99.1

                             SHO-ME FINANCIAL CORP.

            The undersigned hereby constitutes and appoints ____________ and ____________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Sho-Me Financial Corp. ("SFC") which the undersigned would be entitled to vote if personally present at the Special Meeting of SFC Stockholders to be held at 109 N. Hickory Street, Mt. Vernon, Missouri, at 11:00 a.m., local time, on October 8, 1997, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Stockholders, both dated August 28, 1997, the receipt of which is acknowledged in the manner specified below.


1. MERGER. To consider and vote upon a proposal to adopt an Agreement and Plan of Reorganization, dated as of June 23, 1997 (the "Agreement"), by and between SFC and Union Planters Corporation, a Tennessee corporation ("UPC"), and the related Plan of Merger (the "Plan of Merger"), by and between SFC and UPC Merger Subsidiary, Inc., a wholly-owned subsidiary of UPC ("UPC Merger Subsidiary"), pursuant to which (i) SFC will merge (the "Merger") with UPC Merger Subsidiary, with the effect that SFC shall be the corporation surviving from the Merger, (ii) each share of the $.01 par value common stock of SFC ("SFC Common Stock") issued and outstanding at the effective time of the Merger will be converted into .7694 of a share of the $5.00 par value common stock of UPC, and the associated preferred share rights, subject to possible adjustment, and cash in lieu of any fractional share, and (iii) UPC will assume the obligations of SFC under various stock plans and programs and adopt substitute plans where appropriate, all as more fully described in the accompanying Proxy Statement/Prospectus.


            FOR  / /            AGAINST    / /             ABSTAIN    / /

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED: ____________________, 1997


                                        _______________________________________
                                        Signature

                                        _______________________________________
                                        Signature if held jointly


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                             SHO-ME FINANCIAL CORP.,
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.